Exhibit 10.5

                   ASSET AND TECHNOLOGY ACQUISITION AGREEMENT

                                 BY AND BETWEEN

                   IMAR GROUP, LLC, A WHOLLY-OWNED SUBSIDIARY
                         OF CHALLENGER POWERBOATS, INC.

                                       AND

                   MARK OVERBYE AND GEKKO SPORTS, CORPORATION


This Asset and Technology Acquisition Agreement ("Agreement") dated January _30_, 2007, sets forth the terms on which IMAR Group, LLC ("Buyer"), a wholly owned subsidiary of Challenger Powerboats, Inc. ("Challenger"), will purchase certain ownership rights and interests in assets and technology, as defined below, from Mark Overbye ("Overbye") and Gekko Sports Corporation, a Florida corporation with its principal place of business at is 587 Vista Ridge, Shakopee, MN (the "Seller").

1.     Buyer's  Purchase  of  Seller's  Assets  and  Technology
       --------------------------------------------------------

1.1 Subject to the terms and conditions of this Agreement, Buyer hereby purchases from Seller and Seller hereby sells, transfers and assigns to Buyer all of Seller's right, title and interest in (i) the assets, trademarks, copyrights and domain names described on Exhibit A; (ii) any adaptation, modification, improvement, or enhancement of the foregoing; (iii) all of the pending and issued patents and patent applications described on Exhibit D as well as any continuations, continuations-in-part, divisional applications, and any Letters Patent issued there from including reissues, together with all non-U.S. counterparts; (iv) the trade names "Gekko Sports", "Gekko Sports Corporation" and related variations thereon; and (v) all goodwill, know-how, service marks, industrial property rights related to the foregoing (the "Assets and Technology"). Seller agrees to take all necessary steps to effect the transfer of the Assets and Technology, including, without limitation, the transfer of USPTO # DVH 0066.

2.     Representations  and  Warranties
       --------------------------------

2.1     Seller  represents  and  warrants  to  Buyer  as  follows:

     2.1.1 Seller holds all right, title and interest in the Assets and Technology free and clear of any and all claims, liens, and encumbrances of any kind and nature whatsoever. No third party retains any residual rights or claims to the Assets and Technology. There are no claims of Seller which have not been fully asserted and which may, as a result, lead to issues of laches or estoppel.

     2.1.2 Seller has the right and authority to enter into this Agreement, and the execution and performance of this Agreement by Seller will not violate or result in violation of any other agreement to which Seller is a party.

     2.1.3 Seller has delivered to Buyer copies of copyrights and copyright applications, patents and patent applications, patent and patent application status reports, patent prosecution files, opinions Seller has received regarding third party patents, all lab books, research reports, invention disclosures, documentation, and any and all other materials that were used in creation of the Assets and Technology and are currently in Seller's possession, custody, or control, that embody the Assets and Technology. The following shall be provided for all patents related to the Seller's Assets and Technology:

          2.1.3.1 Titles, copyright numbers, patent numbers, and serial numbers of issued patents; titles and serial numbers of pending patents; and titles of inventions or technology not yet filed.

          2.1.3.2 Names and status of inventors (present employee, past employee, contractor) for each item listed in 2.1.3.1.

          2.1.3.3 Countries  filed  in  (U.S.  and  foreign).

          2.1.3.4 Representation that if issued, maintenance fees or other necessary payments are fully paid up.

          2.1.3.5 Representation that, to the Seller's knowledge, none of the items listed in 2.1.3.1 are subject to any asserted ownership dispute, litigation, reexamination, reissue, or interference.

     2.1.4 Seller has delivered to Buyer a true and complete copy of, and listed on Exhibit B hereto, each written agreement and license and an accurate description of each oral agreement and license relating to the Assets and Technology (other than as provided hereunder), including all amendments, waivers, or other changes thereto. There are no other written or oral contractual commitments, contracts, or licenses to which Seller is a party or by which it is bound which shall be binding upon the Buyer, Challenger, any of Challenger's subsidiaries or any other party.

     2.1.5 Every employee, consultant, licensee, or other person who has contributed in any way to the development of the Assets and Technology was, at the time such contributions were made, subject to an agreement wherein such person agreed to hold the Assets and Technology in secrecy and confidence and transfer and assign to Seller all rights in the Assets and Technology including without limitation trade secret and patent rights.

     2.1.6 Seller has transferred to Buyer copies of all material business and legal files related to the Assets and Technology including those related to the Assets and Technology. Buyer will be responsible for prosecuting all patent applications and maintaining all patents after the Effective Date of this Agreement. Seller has paid, and is current on, all patent maintenance fees due as of the Effective Date.

     2.1.7 The Assets and Technology do not infringe any patents, copyrights, trade secrets, or other proprietary rights of any third party. No rights or licenses are required from third parties to exercise any rights with respect to the Assets and Technology or any part thereof. To the knowledge of the Seller, the Assets and Technology have not been infringed by any third party. Seller has taken proper steps to protect the trade secrets and know-how associated with the Assets and Technology.

     2.1.8 There are no actions, suits, litigation, proceedings, or controversy in any court or legal proceeding pending or, to the knowledge of Seller, threatened by or against Seller or any of its employees, officers, or agents arising out of or related to the Assets and Technology. To the knowledge of Seller, there are no claims, demands or controversies that would, if proven, constitute a breach of any of the representations and warranties of Seller contained herein.

     2.1.9 Seller has not and will not license, assign, sell or otherwise transfer or grant any rights in the Assets and Technology to any third party and shall not use or otherwise commercialize the Assets and Technology to develop, market, or distribute a product that competes with Buyer or any other subsidiary of Challenger. Seller will indemnify and hold Buyer harmless against any and all losses, costs, or liabilities that may arise as a result of a claim that would constitute a material breach of Seller's warranties or obligations under this Agreement. Notwithstanding the foregoing indemnification, and not in derogation of it, Seller may elect to defend or to settle, at its sole discretion and expense, any claim that would alter, diminish, or otherwise affect Seller's rights in the Assets and Technology.

3.     Consideration
       -------------

3.1. In consideration for this Agreement, Buyer shall pay Overbye a total of $670,000 in U.S. dollars by wire transfer or company check in accordance with the terms and conditions set forth in the Promissory Note of even date herewith.

The payments in this Section 3.1 represent the total cash consideration for the Buyer's purchase of the Assets and Technology and other rights provided to Buyer by Seller under this Agreement, including any and all amounts due under the Technology, Transfer, License and Royalty Agreement by and between Gekko and IMAR, a copy of which has been attached hereto as Exhibit C (the "Royalty Agreement"), and under the Executive Employment Agreement entered into by and between Mark Overbye and IMAR Group, LLC, a copy of which has been attached hereto as Exhibit F (the "Terminated Employment Agreement").

The parties further agree that $435,000 of the amount set forth in this Section 3 represents the Buyer's purchase of the Assets and Technology from Seller. The parties believe that this amount fairly and accurately values the Assets and Technology. The remaining cash portion is being paid to Seller as compensation for wages, royalties, commissions or any other amounts due to Overbye, personally, or Seller, under the Royalty Agreement or the Terminated Employment Agreement.

3.2. In consideration for this Agreement, Buyer further agrees to provide the following to Overbye:

     3.2.1. Within 10 business days following closing, and after transfer and delivery of the Assets and Technology, the Buyer shall issue 625,000 shares of Challenger's restricted common stock to Overbye. Resale of the shares is governed by a Leak-Out Agreement between Buyer and Overbye.

     3.2.2. In addition, at closing, Overbye shall receive a warrant for the purchase of 125,000 shares of Challenger Powerboat's common stock at the strike price of $0.15 which shall vest two years from the date of this Agreement. Resale of the warrants is governed by a Leak-Out Agreement between Buyer and Overbye. The terms concerning the warrant are set forth in the Common Stock Purchase Warrant of even date herewith.

     3.2.3. In addition, at closing, Overbye shall receive a warrant for the purchase of 125,000 shares of Challenger Powerboat's common stock at the strike price of $0.20 which shall vest two years from the date of this Agreement. Resale of the warrants is governed by a Leak-Out Agreement between Buyer and Overbye. The terms concerning the warrant are set forth in the Common Stock Purchase Warrant of even date herewith.

     3.3. In addition, at closing, Buyer will enter into a two-year Employment Agreement with Overbye, as set forth in Exhibit E (the "Employment Agreement"). This Agreement is entered into by Buyer upon the condition that the Terminated Employment Agreement, has been cancelled.

     3.4. In consideration for the receipt and enjoyment of the consideration set forth in Section 3.1, Seller and Overbye waive their right to receive any additional compensation from IMAR or Challenger, regardless of whether such amounts are past due, under either the Royalty Agreement and/or under the Terminated Employment Agreement, or under any other agreements between the parties.

4.     Employment  Arrangements
       ------------------------

Seller does not have any obligation, contingent or otherwise, under any employment agreement, collective bargaining or other labor agreement, any agreement containing severance or termination pay arrangements, deferred compensation agreement, retainer or consulting arrangements, pension or retirement plan, bonus or profit-sharing plan, stock option or purchase plan or other employee contract or non-terminable (whether with or without penalty) arrangement, group life, health, medical or hospitalization insurance, plan or program or other employee or fringe benefit plan, including vacation plans or programs and sick leave plans or programs.

5.     Seller's  Employees  and  Other  Business  Relations
       ----------------------------------------------------

Except as otherwise set forth herein and in the Employment Agreement, Buyer shall have no obligation to employ any particular present employee of Seller after the closing of this Agreement, but Seller will use its best efforts to persuade such employees of Seller as Buyer may designate to become employees of Buyer after the Closing Date. Seller will use its best efforts prior to the Closing Date to preserve its business organization intact, to keep available to Buyer the services of its present employees, and to preserve for Buyer the present relations between Seller and its suppliers, customers and other persons having business relations with it, it being understood that, except as otherwise in this Agreement provided, Buyer shall have no obligation to continue any such relation with suppliers, customers or other persons.

7.     Tax  Matters
       ------------

     All sales, use, or other taxes or other fees payable in connection with the transfer of the Assets and Technology shall be borne by Seller.

Seller has filed in accordance with applicable law all federal, state, county and local personal property tax returns which are required to be filed concerning the Assets and Technology. As of the closing date, no tax liabilities have been assessed or proposed which remain unpaid. Seller has paid all taxes which have become due and has paid all taxes due as of the closing date.

8.     Confidential  Information
       -------------------------

     Seller shall not disclose information concerning the Assets or Technology, or any nonpublic information concerning the Buyer to any person or other business entity nor use such information for any purpose other than in accordance with this Agreement.

9.     Brokers  and  Finders
       ---------------------
Seller and Buyer represent to each other that no person or persons assisted in or brought about the negotiation of this Agreement in the capacity of broker or agent or finder. Seller agrees to indemnify and hold harmless Buyer against any claims asserted against Buyer for brokerage or agent's or finder's commission or compensation in respect of the transactions contemplated by this Agreement by any persons purporting to act on behalf of Seller. Buyer agrees to indemnify and hold harmless Seller against any claims asserted against Seller for brokerage or agent's or finder's commissions or compensation in respect of the transactions contemplated by this Agreement by any person purporting to act on behalf of Buyer.

10.     No  Governmental  Authorizations  or  Approvals  Required
        ---------------------------------------------------------
No authorization or approval of, or filing with, any governmental agency, authority or other body will be required in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

11.     General
        -------

     11.1. The parties agree that the following individuals shall represent them in any discussions related to this Agreement. All contacts with any employee of the other party will be through these principals. Whenever notice is required, it shall be made to the following addresses:

     For  Seller:     Mark  Overbye
                      587  Vista  Ridge
                      Shakopee,  MN  55379

     Copy  to:        Jeffrey  R.  Ansel
                      Winthrop  &  Weinstine,  P.A.
                      225  South  Sixth  Street,  Suite  3500
                      Minneapolis,  Minnesota  55402-4629
                      P  612-604-6503
                      F  612-604-6800

     For  Buyer:      Laurie  A.  Phillips
                      Challenger  Powerboats,  Inc.
                      300  Westlink  Dr.
                      Washington,  MO  63090
                      P  (636)  390-9000
                      F  (636)  390-2556

     Copy  to:        Mr.  Michael  Novielli
                      1110  Rt.  55,  Suite  206
                      LaGrangeville,  NY  12540
                      P  (845)  575-6770
                      F  (845)  575-6772

     11.2. Except as may be agreed between the parties or to the extent required by law, no press release or public announcement shall be made concerning this Agreement.

     11.3. Each party shall bear its own expense and costs with regard to all activities relating to this Agreement.

     11.4. This Agreement shall be construed in accordance with the laws of the State of Missouri. Any dispute arising under this Agreement shall be settled by the parties in a court of competent jurisdiction located in St. Louis County, Missouri.

     11.5 This Agreement is intended to grant full and complete legal rights, title and interest to Seller.

     11.6 If at any time, a party shall waive its rights arising out of any breach of the other party's duties, such waiver shall not be construed as a continuing waiver of that party's rights respecting other breaches of the same or other provisions of this Agreement.

     11.7. Both parties agree that this Agreement is the complete and exclusive statement of agreement between the parties and supersedes all prior agreements, whether oral or written, with respect to the subject matter hereof. This Agreement may only be amended or superseded by a writing signed by both parties.

     11.8. The parties agree that the effective date of this agreement is January 1, 2007 for operational, tax and accounting treatment.

ACCEPTED  AND  AGREED  TO:
                                   IMAR  Group,  LLC
                                   Challenger  Powerboats,  Inc.

                                   _________________________
                                   Laurie  A.  Phillips
                                   President  &  CEO

                                   DATE:  __________________




                                   _________________________
                                   Mark  Overbye,  personally

                                   DATE:  __________________




                                   Gekko  Sports  Corporation


                                   _________________________
                                   By:   Mark  Overbye
                                   Title:   __________________

                                   DATE:   ___________________

EXHIBIT A

Description of Gekko Technology

                                                                                             PURCHASE
ASSET                                                                                          PRICE
-----                                                                                        --------
BOAT MOLDS
----------
Revo7.1 stringer mold, gas tank door mold, back seat mold, 2ea. Hull molds, Deck mold         $85,000

Revo 6.7 stringer mold, Hull mold, Deck mold, 2 ea. Back seat molds                           $58,000

Revo 6.7 hull, deck and liner plugs                                                           $29,000

GTR 22  trunk mold, Bow ring, Hull mold                                                       $24,000

GTX 22  Deck mold, Hull mold                                                                  $45,000

GTO 22  Bow ring, Hull mold, Deck mold, Engine cover mold (used for all in-line Gekko)        $50,000

GTS 20  Hull mold, Deck mold, Deck Plug                                                       $59,000

REGISTERED TRADEMARKS
Gekko                                                                                         $75,000

OTHER TRADEMARKS
GTS 20, GTO 22, GTR 22, REVO 6.7, REVO 6.7i, REVO 7.1                                         $     0

COPYRIGHTS
USPTO #DVH0066                                                                                $     0

INTERNET DOMAIN NAME AND CONTENT
 www.gekkosports.com                                                                          $10,000

                                    EXHIBIT B


                                Existing Licenses
                                -----------------

Technology  Transfer,  License and Royalty Agreement by and between Gekko Sports
Corporation  and  IMAR  Group,  LLC   (attached)

                                    EXHIBIT C

               Technology Transfer, License and Royalty Agreement
               --------------------------------------------------

Attached

                                    EXHIBIT D

                                 Issued Patents
                                 --------------


                               Patent Applications
                               -------------------

                                    EXHIBIT E

Employment Agreement by and between Challenger Powerboats, Inc. and Mark Overbye
--------------------------------------------------------------------------------

Attached

                                    EXHIBIT F

 Executive Employment Agreement by and between IMAR Group, LLC and Mark Overbye
 ------------------------------------------------------------------------------

Attached

                                    EXHIBIT G

                               Security Agreement
                               ------------------

Attached

                                    EXHIBIT H


                                 Promissory Note
                                 ---------------

Attached